Exhibit 23.4

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 – 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

Consent of Independent Auditors

The Board of Directors of Magnum Hunter Resources Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Chartered Accountants
Calgary, Canada
June 13, 2011